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                           FORM OF LEASE AGREEMENT

     THIS LEASE, is entered into as of ______________, ________, between Susan
D. Plausteiner and Steven Plausteiner, having an address for notice purposes and payment of rent of P.O Box 338 Brownsville, VT 05037 ("Landlord"), and Snowdance, Inc., a Delaware corporation, having an address for notice purposes of P.O Box 699 Brownsville, VT 05037 ("Tenant").

                              W I T N E S S E T H:

     For good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                               DEMISE OF PREMISES

     Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, seventeen (17) condominiums units more particularly described on Schedule A. The condominium units, together with all improvements, appurtenances, easements and privileges belonging thereto, and all personalty therein as of the date of this lease (and all replacements thereof) shall hereinafter be called the "Leased Premises".

                                   ARTICLE II
                                       USE

     Tenant may use the Leased Premises for any lawful purpose consistent with the terms of this Lease.

                                   ARTICLE III
                          TERM AND COMMENCEMENT OF RENT

     This lease shall be effective upon its execution by both Landlord and Tenant. This lease shall have an initial term of ten (10) years, and shall renew automatically for additional one year terms unless terminated by Landlord upon written notice delivered at least sixty (60) days prior to the end of the current term.

                                   ARTICLE IV
                                    BASE RENT

     On the first calendar day of each month, commencing with December 1, 1997, the Tenant shall pay to Landlord Base Rent of $9,500 for all seventeen of the condominium units. On November 1 of each year thereafter (a "Rental Increase Date"), Landlord shall have the option to increase the rent for the next twelve
(12) month period by an amount not exceed five percent (5%) of the Base Rent for the previous twelve month period. Landlord may, from year to year, forego all or a portion of such increase in Base Rent, however Landlord's failure to institute all or any portion of such increase in Base Rent shall not be deemed to be a waiver of Landlord's right to increase the Base Rent on any future Rental


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Increase Date. In the event one or more of the condominium units are sold, Base
Rent shall be reduced proportionately.



                                    ARTICLE V
                                    UTILITIES

     In addition to Base Rent, Tenant shall pay when due all bills for water, sewer, trash and garbage services, gas, electricity, snow removal, garden maintenance, heating and cooling, and all other utilities used on the Leased Premises until expiration of the term of this lease. Unless otherwise specified by Tenant, the source of supply and vendor of each such commodity shall be the local public utility company or municipality commonly servicing the area. Tenant shall also obtain and maintain water service, sewer, and electric service lines, gas service, all adequate to service the Leased Premises for the purposes herein provided. Landlord shall have no responsibility for providing or maintaining utilities to the Leased Premises.

                                   ARTICLE VI
                                CONDOMINIUM FEES

      Tenant shall pay when due all condominium fees and assessments, including any special assessments.

                                   ARTICLE VII
                 ALTERATIONS BY TENANT; REPLACEMENT OF PERSONALTY

     Tenant may make alterations and additions to the Leased Premises upon Landlord's written consent, which consent shall not be unreasonably withheld. Such alterations and additions shall be paid for by Tenant and shall become a part of the Leased Premises and the property of Landlord. Tenant shall, at Tenant's cost, replace any personalty in the leased premises as and when necessary in order to maintain the leased premises and such personalty in good condition.

                                  ARTICLE VIII
                     PROPERTY TAXES AND OPERATING EXPENSES

     Tenant shall be liable for and shall pay before delinquency all taxes and assessments, and penalties and interest thereon, if any, levied against Tenant's property and any other personal property of whatsoever kind and to whomsoever belonging situate or installed in and upon the Leased Premises, whether or not affixed to the realty. Tenant shall be liable for and shall pay before delinquency all real property taxes upon the Leased Premises.

                                   ARTICLE IX
             RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES

     Tenant shall at its sole cost during the term hereof keep and maintain the Leased Premises, the improvements thereto, and every part thereof in good and sanitary order, condition and repair and


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in compliance with all laws and regulations applicable thereto unless such damage or repair is due to the gross negligence of Landlord, its agents or employees. Landlord shall have the right but not the obligation to enter on the Leased Premises, upon reasonable notice under the circumstances (no notice being necessary in an emergency) to take any steps deemed necessary by Landlord to cure any default by Tenant in performing its obligations under this Article.

                                    ARTICLE X
                              DAMAGE OR DESTRUCTION

     Tenant agrees to notify the Landlord as soon as practicable in the case of damage to, or destruction of, the Leased Premises or any portion thereof resulting from fire or other casualty. The Tenant shall, as soon as practicable, repair, reconstruct and restore the Leased Premises (including personalty) to substantially the same or an improved condition or utility value as existed prior to the event causing such damage. Any plans for repair, reconstruction, or restoration shall require Landlord's prior written approval.

                                   ARTICLE XI
                                   INSURANCE

     Throughout the term of this lease, Tenant shall, at its own cost and expense, provide and keep in force for the mutual benefit of Landlord and Tenant the following insurance:

     (i) Broad Coverage Comprehensive general public liability insurance, against claims for bodily injury, death, or property damage occurring in or about the Leased Premises (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof) with limits acceptable to Landlord for bodily injury or death to any number of persons in respect of any one accident or occurrence, and an amount acceptable for Landlord for damage to property;

     (ii) Insurance against loss or damage by fire and such other risks as are customarily included in broad form extended coverage endorsements covering "all risks" and which are attached to fire insurance policies covering property in the State of Vermont similar to the subject building and all replacements, additions and improvements thereof and all fixtures, equipment and other personal property therein, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in no event in an amount less than eighty percent (80%) of the full replacement cost, thereof. The Landlord's mortgagee shall be named as an insured in all policies.

All insurance to be provided and kept in force by Tenant under the


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provision of this lease (except Workman's Compensation insurance) shall name as the insured Landlord and Tenant and the holders of any fee or leasehold mortgages as their respective interest may appear. All such insurance shall be obtained and paid for by Tenant and shall be procured from reputable and financially sound insurance companies of recognized responsibility licensed to do business in the State of Vermont. Tenant shall deliver to such mortgagees and to Landlord the certificates and renewal certificates thereof, as required to be obtained by Tenant.

                                   ARTICLE XII
                                  RISK OF LOSS

     The Tenant takes all risk of any damage to its property, and to any property brought on the Leased Premises by it or its agents, servants, licensees or invitees, that may occur by reason of any cause whatsoever, except the intentional act or gross negligence of the Landlord or its agents and the failure of the Landlord to perform the obligations of Landlord contained herein.

                                  ARTICLE XIII
                          ENVIRONMENTAL INDEMNIFICATION

     Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or lawsuits (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) from or in connection with the presence or suspected presence of Hazardous Substances in or on the Leased Premises, that is caused by the Tenant. This indemnification shall include any and all costs incurred due to any investigation to the site or any cleanup, removal, or restoration mandated by a federal, state or local agency or political subdivision. This indemnification shall specifically include any and all costs due to hazardous substances that flow, diffuse, migrate or percolate into, onto or under the Premises. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous waste", "extremely hazardous waste", "hazardous substances", or "hazardous material" pursuant to state, federal or local government law.

                                   ARTICLE XIV
                                     DEFAULT

     Each of the following events shall constitute a default hereunder:

     (i) if the Tenant shall not pay rent or other amounts required to be paid to Landlord or others at the times and in the manner stated herein or shall fail to keep and perform any other material condition, stipulation or agreement herein contained on the part of the Tenant to be kept and performed;

     (ii) the securing or permitting of the entry of a decree or order of the court having jurisdiction in the premises

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     adjudging the Tenant bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Tenant under the Federal Bankruptcy Code or any other similar insolvency (federal or state) law, or appointing a receiver, liquidator, trustee, sequestrator (or other similar official) of the Tenant, or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

     (iii) if the Leased Premises shall be seized under any levy, execution, attachment or other process of court or sold by judicial sale relating to Tenant and the same shall not be promptly vacated or stayed on appeal or otherwise proved for. In any such events, the Landlord may, at Landlord's option terminate and end this lease and re-enter upon the property, whereupon the term hereby granted, and, at the Landlord's option, all rights, title and interest under it, shall end and the Tenant become a tenant-at-sufferance; or else the Landlord may take possession of the premises and rent the same for the account of the Tenant; or pursue any other remedy afforded by law, the exercise of any of which options herein contained shall not be deemed the exclusive Landlord's remedy.

Notwithstanding any other provision of this lease or this paragraph:

     (a) In the event the Tenant or its successors or assignees shall become insolvent, bankrupt, or make an assignment for the benefit of the creditors, or if it or their interest hereunder shall be levied upon or sold under execution or other legal process, the Landlord may terminate the lease.

     (b) The failure on the part of the Landlord to re-enter or repossess the premises, or to exercise any of its rights hereunder upon any default, shall not be deemed a waiver of any of the terms and conditions of this lease, and shall not preclude the Landlord from the exercise of any such rights upon any subsequent occurring default or defaults.

     (c) Notwithstanding the foregoing, the Tenant shall not be deemed to be in default of this lease if it has cured any default other than a payment default (for which there is no grace period) under the terms of this lease within a period of thirty (30) days from the date of written notice of such default by Landlord to Tenant, or, if such default cannot be cured within said thirty (30) day period, Tenant shall use due diligence to cure said default.



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                                   ARTICLE XV
                               OPTION TO PURCHASE

     Tenant shall have the option to purchase any one or more of the seventeen
(17) condominiums for $110,000 cash at any time during the term of this Lease upon thirty (30) days written notice. In such event, Base Rent and all other amounts due hereunder shall be prorated as appropriate.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

     15.1 Landlord shall have the right to enter and inspect the Leased Premises, or to show it to prospective purchasers or mortgagees at any time upon reasonable notice.

     15.2 The provisions of this lease relating to insurance proceeds shall also apply to condemnation proceeds.

     15.3 No payment by Tenant, or acceptance by the Landlord of a lesser amount then due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of any such lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     15.4 Tenant, subject to the terms and provisions of this lease, on payment of the rent reserved hereunder and other charges, and observing, keeping and performing all of the other terms and provisions of this lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Leased Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied, and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this lease shall be binding upon Landlord and Landlord's successors.

     15.5 No act or thing done by Landlord during the lease term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Leased Premises prior to the termination of this lease.

     15.6 If any term or provision of this lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or



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unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

     15.7 Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant. Each term and each provision of this lease to be performed by Tenant shall be construed to be both a covenant and a condition.

     15.8 Whenever, by the terms of this lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid to the addresses set forth at the beginning of this lease. All such notices shall be effective when deposited in the United States, provided that the same are received in ordinary course at the address to which the same were sent.

     15.9 Tenant may sublease one or more of the condominiums for periods not exceeding one year. Tenant may not assign this lease in whole or in part (i.e., with respect to one or more condominiums for the remaining term of the lease).

     15.10 The paragraph headings throughout this instrument are for convenience and reference only, and the words contained there in shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this lease.

     15.11 Either party, on the request of the other, shall promptly furnish a statement of the status of any matter pertaining to this lease, including, without limitation, acknowledgements that (or the extent to which) each party is in compliance with its obligations under the terms of this lease.

     15.12 This lease shall be construed according to the laws of the State of Vermont.

     15.13 In the event it becomes necessary for the Landlord to enforce any provision of this lease by suit or through an attorney, Landlord shall be awarded reasonable legal expenses incurred.

     IN WITNESS HEREOF the parties have executed this lease on the ___ day of _____________, 1997.

                                   LANDLORDS

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WITNESS                            Steven Plausteiner




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------------------------------     -------------------------------------
WITNESS                            Susan D. Plausteiner



                                   TENANT: Snowdance, Inc.

                                   By:
------------------------------     -----------------------------------
WITNESS                            Name:
                                   Title:





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